Exhibit 99.1
     Final
Orion Energy Systems, Inc. to Switch Stock Exchange Listing to NYSE Amex
MANITOWOC, Wis., March 25, 2010 (GlobeNewswire via COMTEX News Network) — Orion Energy Systems, Inc. (Nasdaq:OESX) today announced that it will voluntarily transfer its stock exchange listing from the NASDAQ Global Market to NYSE Amex LLC, an equities market of the NYSE Euronext (“NYSE Amex”). Orion’s common stock has been approved for listing on NYSE Amex, where it expects to begin trading on April 6, 2010, using the company’s current symbol “OESX.” The company will continue to trade on the NASDAQ Global Market until the transfer is completed.
“We are excited about our move to NYSE Amex, which we believe will give us added visibility in the financial markets, increase the liquidity of our common stock, provide us with the advantages of a designated market maker and further enhance our investor outreach as we continue to build shareholder value,” said Neal Verfuerth, Orion’s Chairman and Chief Executive Officer.
“We are pleased to welcome Orion Energy Systems to NYSE Amex,” said Scott Cutler, NYSE Euronext EVP and Head of Listings, Americas. “The company and its shareholders will benefit from their association with the NYSE’s superior market, services and network of leading companies, and we look forward to a lasting partnership.”
Orion Energy Systems, Inc.
Orion Energy Systems, Inc. is a leading power technology enterprise that designs, manufactures and implements energy management systems, consisting primarily of high-performance, energy-efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers without compromising their operations.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market condition, including customer capital expenditure budgets; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the Orion Virtual Power Plant; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts at such customers; (vii) a reduction in the price of electricity; (viii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (ix) increased competition from government subsidies and utility incentive programs; (x) dependence on customers’ capital budgets for sales of products and services; (xi) Orion’s development of, and participation in, new product and technology offerings or applications; (xii) legal proceedings, including the securities litigation pending against Orion; and (xiii) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our Web site.

Media Contact	Investor Relations Contact

Linda Diedrich	Scott Jensen
Director of Corporate Communications	Chief Financial Officer
920.482.1988	920.482.5454
ljd@oes1.com	sjensen@oriones.com